Exhibit 8
Dr. Reddy’s Laboratories Limited
Subsidiary companies
As at March 31, 2007

		Percentage of Direct/
	Country of	Indirect Ownership
Name of Subsidiary	Incorporation	Interest
DRL Investments Limited	India	100%
Reddy Pharmaceuticals Hong Kong Limited	Hong Kong	100%
OOO JV Reddy Biomed Limited	Russia	100%
Reddy Antilles N.V.	Netherlands	100%
Reddy Netherlands B.V.	Netherlands	100	%(1)
Reddy US Therapeutics, Inc.	U.S.A.	100	%(1)
Dr. Reddy’s Laboratories, Inc.	U.S.A.	100%
Dr. Reddy’s Farmaceutica do Brasil Ltda	Brazil	100%
Cheminor Investments Limited	India	100%
Aurigene Discovery Technologies Limited	India	100%
Aurigene Discovery Technologies, Inc.	U.S.A.	100	%(3)
Kunshan Rotam Reddy Pharmaceutical Co. Limited	China	51.33	%(4)
Dr. Reddy’s Laboratories (EU) Limited	United Kingdom	100%
Dr. Reddy’s Laboratories (U.K.) Limited	United Kingdom	100	%(5)
Dr. Reddy’s Laboratories (Proprietary) Limited	South Africa	60%
Reddy Cheminor S.A.	France	100	%(2)
OOO Dr. Reddy’s Laboratories Limited	Russia	100%
Dr. Reddy’s Bio-sciences Limited	India	100%
Reddy Pharmaceuticals, Inc.	U.S.A.	100	%(6)
Trigenesis Therapeutics, Inc.	U.S.A.	100%
Industrias Quimicas Falcon de Mexico, SA de CV	Mexico	100%
Reddy Holding GmbH	Germany	100	%(7)
Lacock Holdings Limited	Cyprus	100%
betapharm Arzneimittel GmbH	Germany	100	%(8)
beta Healthcare Solutions GmbH	Germany	100	%(8)
beta institut fur sozialmedizinische Forschung und Entwicklung GmbH	Germany	100	%(8)
Reddy Pharma Iberia SA	Spain	100%
Reddy Pharma Italia SPA	Italy	100	%(7)
Dr. Reddy’s Laboratories (Australia) Pty Ltd.	Australia	70%

(1)	Indirectly owned through Reddy Antilles N.V.

(2)	Subsidiary under liquidation.

(3)	Indirectly owned through Aurigene Discovery Technologies Limited.

(4)	Kunshan Rotam Reddy is a subsidiary as we hold a 51.33 % stake in it; however, we account for this investment by the equity method and do not consolidate it in our financial statements.

(5)	Indirectly owned through Dr. Reddy’s Laboratories (EU) Limited.

(6)	Indirectly owned through Dr. Reddy’s Laboratories Inc.

(7)	Indirectly owned through Lacock Holdings Limited.

(8)	Indirectly owned through Reddy Holding GmbH.